Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Vitran Corporation Inc., that, to his knowledge, the Quarterly Report of Vitran Corporation Inc. on Form 10-Q for the nine months ended September 30, 2013, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Vitran Corporation Inc.

Date: November 4, 2013

By:	/S/ WILLIAM S. DELUCE
William S. Deluce Interim President and Chief Executive Officer

By:	/S/ FAYAZ D. SULEMAN
Fayaz D. Suleman Vice President, Finance and Chief Financial Officer